Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

517 Route One	1 Penn Plaza
Iselin, New Jersey 08830	36th Floor
732.855.9600	New York, NY
10119
Fax:732.855.9559	212.786.7510
www.acsbco.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1, Pre-Effective Amendment No. 2, for Tibet Pharmaceuticals, Inc. of our audit report dated July 19, 2010, relating to the consolidated financial statements of Tibet Pharmaceuticals, Inc. (formerly named Shangri-La Tibetan Pharmaceuticals, Inc., the “Company”) as of December 31, 2009 and 2008 and for the years then ended, and of our review report dated July 19, 2010, relating to the consolidated financial statements of the Company as of March 31, 2010 and December 31, 2009, and for the periods ended March 31, 2010 and 2009, and to the reference to our firm under the heading “Expert” in the prospectus.

/s/    Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

New York, NY

August 12, 2010